Exhibit 10.4

FOURTH AMENDMENT TO CREDIT AND GUARANTY AGREEMENT

FOURTH AMENDMENT TO CREDIT AND GUARANTY AGREEMENT (this “Fourth Amendment”), dated as of May 24, 2016 among UNITED AIRLINES, INC. (formerly known as Continental Airlines, Inc. and as successor by merger to United Air Lines, Inc.), a Delaware corporation (the “Borrower”), UNITED CONTINENTAL HOLDINGS, INC., a Delaware corporation (“UCH”), JPMORGAN CHASE BANK, N.A., as administrative agent for the Lenders (in such capacity, together with its successors and permitted assigns, the “Administrative Agent”), and as Issuing Lender, and the Consenting Lenders (as defined below). Unless otherwise indicated, all capitalized terms used herein and not otherwise defined shall have the respective meanings provided such terms in the Loan Agreement referred to below (as amended by this Fourth Amendment).

W I T N E S S E T H:

WHEREAS, the Borrower, UCH and certain of its subsidiaries other than the Borrower from time to time, as guarantors, the Lenders and the Administrative Agent are parties to a Credit and Guaranty Agreement dated as of March 27, 2013 (as amended by the First Amendment to Credit and Guaranty Agreement, dated as of March 27, 2014, the Second Amendment to Credit and Guaranty Agreement, dated as of July 25, 2014, and the Third Amendment to Credit and Guaranty Agreement, dated as of September 15, 2014, and as further amended, modified and supplemented and in effect on the date hereof, the “Loan Agreement”) comprised of a $1,350,000,000 revolving credit facility and a $1,400,000,000 term loan facility;

WHEREAS, the Borrower has requested (i) to amend certain terms of the Loan Agreement as hereinafter set forth and (ii) that the Lien held by the Administrative Agent for the benefit of the Secured Parties against the Collateral described on Schedule I hereto (collectively, the “Released Collateral”) be released in accordance with the terms of this Fourth Amendment;

WHEREAS, the Borrower also desires to execute and deliver Amendment No. 2 to the Slot and Gate Security Agreement (the “Slot and Gate Security Agreement Amendment”), in substantially the form attached as Exhibit A hereto, on the Fourth Amendment Effective Date (as defined below) in order to effect the release of the Released Collateral; and

WHEREAS, the Lenders executing this Amendment on the signature pages hereto (the “Consenting Lenders”), who collectively constitute the Lenders holding more than 50% of the sum of (i) the aggregate principal amount of all Term Loans outstanding and (ii) the Total Revolving Commitments currently in effect, desire to consent to the amendments and releases set forth herein.

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1 – Loan Agreement Amendments. Subject to the satisfaction of the conditions set forth in Section 2 hereof:

(a) Amended Definition. The definition of “Defaulting Lender” in Section 1.01 of the Loan Agreement shall be amended by inserting the words “or a Bail-in Action” after the words “the subject of a Bankruptcy Event.”

(b) New Definitions. Section 1.01 of the Loan Agreement shall be amended by adding thereto the following definitions in their appropriate alphabetical order:

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

(c) Section 2.26(d)(ii). Clause (B) in the proviso to Section 2.26(d)(i) of the Loan Agreement shall be amended by inserting the words “subject to Section 10.19,” immediately before the words “such reallocation will not”.

(d) Section 5.09(a)(8). Section 5.09(a)(8) of the Loan Agreement shall be deleted in its entirety and replaced with the words “[Intentionally Omitted].”

(e) Section 6.04. The first sentence of Section 6.04 of the Loan Agreement shall be amended and restated in its entirety to read as follows:

“Neither a Co-Borrower nor any Grantor shall sell or otherwise Dispose of any Collateral (including, without limitation, by way of any Sale of a Grantor) except that such sale or other Disposition shall be permitted (i) in the case of a Permitted Disposition or (ii) provided that upon consummation of any such sale or other Disposition (A) no Event of Default shall have occurred and be continuing, and (B) the Collateral Coverage Ratio is no less than 1.67 to 1.0 after giving effect to such sale or other Disposition (including any deposit of any Net Proceeds received upon consummation thereof in the Collateral Proceeds Account subject to an Account Control Agreement and any concurrent pledge of Additional Collateral, if any); provided that nothing contained in this Section 6.04 is intended to excuse performance by either Co-Borrower or any Guarantor of any requirement of any Collateral Document that would be applicable to a Disposition permitted hereunder.”

(f) Section 6.09(c). Section 6.09(c) of the Loan Agreement shall be amended by deleting the words “and Section 5.09(a)(8)” in the first sentence thereof.

(g) Section 10.02. Section 10.02 of the Loan Agreement shall be amended by adding a new paragraph (h) at the end thereof, as follows:

“(h) Notwithstanding anything herein to the contrary, the parties hereby agree that Merrill Lynch, Pierce, Fenner & Smith Incorporated (“MLPF&S”), in its capacity as Syndication Agent and Joint Lead Arranger under this Agreement, may, without notice to a Co-Borrower, assign its rights and obligations as Syndication Agent and Joint Lead Arranger under this Agreement to any other registered broker-dealer wholly-owned by Bank of America Corporation to which all or substantially all of Bank of America Corporation’s or any of its subsidiaries’ investment banking, commercial lending services or related businesses may be transferred following the date of this Agreement; provided that MLPF&S shall provide prompt notice of any such assignment to the Borrower.”

(h) Section 10.19. A new Section 10.19 shall be added to the Loan Agreement, as follows:

“Section 10.19 Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(b) the effects of any Bail-in Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.”

SECTION 2 – Conditions to Effectiveness. This Fourth Amendment shall become effective on the date when each of the following conditions specified below shall have been satisfied (the “Fourth Amendment Effective Date”):

(a) Executed Amendment. The Administrative Agent shall have received signed signature pages to this Fourth Amendment from the Borrower, Parent, JPMorgan Chase Bank, N.A. (as Administrative Agent and Issuing Lender) and the Consenting Lenders.

(b) Supporting Documents. The Administrative Agent shall have received in form and substance reasonably satisfactory to the Administrative Agent:

(i) from each of the Borrower and Parent, a certificate of the Secretary of State of the state of Delaware, dated as of a recent date, as to the good standing of that entity and as to the charter documents on file in the office of such Secretary of State;

(ii) from the Borrower and Parent, a certificate of the Secretary or an Assistant Secretary (or similar officer), of such entity dated the Fourth Amendment Effective Date and certifying (A) that attached thereto is a true and complete copy of the certificate of incorporation and the by-laws of that entity as in effect on the date of such certification, (B) that attached thereto is a true and complete copy of resolutions adopted by the board of directors of that entity authorizing the execution, delivery and performance by it of this Fourth Amendment, (C) that the certificate of incorporation of that entity has not been amended since the date of the last amendment thereto indicated on the certificate of the Secretary of State furnished pursuant to clause (i) above, and (D) as to the incumbency and specimen signature of each officer of that entity executing this Fourth Amendment and the Slot and Gate Security Agreement Amendment or any other document delivered by it in connection herewith or therewith (in each case to the extent such entity is a party to such document) (such certificate to contain a certification by another officer of that entity as to the incumbency and signature of the officer signing the certificate referred to in this clause (ii)); and

(iii) from the Borrower and Parent, an Officer’s Certificate certifying (A) as to the truth in all material respects of the representations and warranties set forth in Section 3 of this Fourth Amendment as though made by it on the Fourth Amendment Effective Date, except to the extent that any such representation or warranty relates to a specified date, in which case as of such date (provided that any representation or warranty that is qualified by materiality, “Material Adverse Change” or “Material Adverse Effect” shall be true and correct in all respects as of the applicable date, before and after giving effect to this Fourth Amendment) and (B) as to the absence of any event occurring and continuing, or resulting from the transactions contemplated hereby to occur on the Fourth Amendment Effective Date, that constitutes an Event of Default.

(c) Slot and Gate Security Agreement. The Borrower shall have duly executed and delivered to the Administrative Agent (x) the Slot and Gate Security Agreement Amendment and (y) a Partial Collateral Release Request with respect to the Released Collateral, in substantially the form attached as Exhibit B hereto.

(d) Opinions of Counsel. The Administrative Agent shall have received:

(i) a written opinion of David Olaussen, Managing Counsel – Finance, Fleet & Loyalty, for the Borrower, dated the Fourth Amendment Effective Date, in form and substance reasonably satisfactory to the Administrative Agent; and

(ii) a written opinion of Hughes Hubbard & Reed LLP, special New York counsel to the Borrower and Parent, dated the Fourth Amendment Effective Date, in form and substance reasonably satisfactory to the Administrative Agent.

(e) Payment of Expenses. The Borrower shall have paid all reasonable and documented out-of-pocket expenses of the Administrative Agent (including reasonable attorneys’ fees of Milbank, Tweed, Hadley & McCloy LLP) for which invoices have been presented at least one Business Day prior to the Fourth Amendment Effective Date.

(f) Representations and Warranties. All representations and warranties of the Borrower set forth in Section 3 of this Fourth Amendment shall be true and correct in all material respects on and as of the Fourth Amendment Effective Date, before and after giving effect to the transactions contemplated hereby to occur on the Fourth Amendment Effective Date, as though made on and as of such date (except to the extent any such representation or warranty by its terms is made as of a different specified date, in which case as of such specified date); provided that any representation or warranty that is qualified by materiality, “Material Adverse Change” or “Material Adverse Effect” shall be true and correct in all respects, as though made on and as of the applicable date, before and after giving effect to the transactions contemplated hereby to occur on the Fourth Amendment Effective Date.

(g) No Event of Default. Before and after giving effect to the transactions contemplated hereby to occur on the Fourth Amendment Effective Date, no Event of Default shall have occurred and be continuing on the Fourth Amendment Effective Date.

The Administrative Agent shall promptly notify the parties hereto and the other Lenders of the occurrence of the Fourth Amendment Effective Date.

SECTION 3 – Representations and Warranties. In order to induce the other parties hereto (excluding the Borrower or Parent, as the case may be) to enter into this Fourth Amendment, each of the Borrower and Parent jointly and severally represents and warrants to each of such other parties that on and as of the date hereof after giving effect to this Fourth Amendment:

(a) no Event of Default has occurred and is continuing or would result from giving effect to the Fourth Amendment; and

(b) the representations and warranties contained in the Loan Agreement and the other Loan Documents (other than the representations and warranties set forth in Sections 3.05(b), 3.06 and 3.09(a) of the Loan Agreement), are true and correct in all material respects on and as of the date hereof with the same effect as if made on and as of the date hereof except to the extent that such representations and warranties expressly relate to an earlier date and in such case as of such date; provided that any representation or warranty that is qualified by materiality, “Material Adverse Change” or “Material Adverse Effect” shall be true and correct in all respects, as though made on and as of the applicable date, before and after giving effect to the Fourth Amendment.

SECTION 4 – Reference to and Effect on the Loan Agreement; Ratification. At and after the effectiveness of this Fourth Amendment, each reference in the Loan Agreement to “this Agreement,” “hereunder,” “hereof” or words of like import referring to the Loan Agreement, shall mean and be a reference to the Loan Agreement, as amended by this Fourth Amendment. The Loan Agreement and each of the other Loan Documents, as specifically amended by this Fourth Amendment, and the obligations of the Borrower and UCH hereunder and thereunder, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed. The parties hereto confirm and agree that the guaranty under Section 9 of the Loan Agreement shall continue in full force and effect after giving effect to this Fourth Amendment, and the term “Obligations” as used in the Loan Agreement shall include all obligations of the Borrower under the Loan Agreement, as amended by this Fourth Amendment. This Fourth Amendment shall be deemed to be a “Loan Document” for all purposes of the Loan Agreement and the other Loan Documents. The execution, delivery and effectiveness of this Fourth Amendment shall not, except as expressly provided herein, operate as an amendment or waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents, nor constitute an amendment or waiver of any provision of any of the Loan Documents.

SECTION 5 – Execution in Counterparts. This Fourth Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Fourth Amendment shall become effective as set forth in Section 2, and from and after the Fourth Amendment Effective Date shall be binding upon and inure to the benefit of the parties hereto and their respective successors, permitted transferees and permitted assigns. Delivery of an executed counterpart of a signature page of this Fourth Amendment by facsimile or electronic .pdf copy shall be effective as delivery of a manually executed counterpart of this Fourth Amendment.

SECTION 6 – Governing Law. THIS FOURTH AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS FOURTH AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

[REMAINDER OF THIS PAGE IS LEFT BLANK INTENTIONALLY]

IN WITNESS WHEREOF, the parties hereto have caused this Fourth Amendment to be duly executed and delivered as of the day and year above written.

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent, Lender and Issuing Lender

By:	/s/ Robert P. Kellas
	Name:	Robert P. Kellas
	Title:	Executive Director

UNITED AIRLINES, INC.

By:	/s/ Gerald Laderman
	Name:	Gerald Laderman
	Title:	Senior Vice President Finance and acting Chief Financial Officer

UNITED CONTINENTAL HOLDINGS, INC.

By:	/s/ Gerald Laderman
	Name:	Gerald Laderman
	Title:	Senior Vice President Finance and acting Chief Financial Officer

BANK OF AMERICA, N.A.

By:	/s/ Christopher Wozniak
	Name:	Christopher Wozniak
	Title:	Director

BARCLAYS BANK PLC

By:	/s/ Mathew Cybul
	Name:	Mathew Cybul
	Title:	Assistant Vice President

BNP PARIBAS

By:	/s/ Eric Chilton
	Name:	Eric Chilton
	Title:	Managing Director

BNP PARIBAS

By:	/s/ Robert Papas
	Name:	Robert Papas
	Title:	Director Transportation Group-Aviation Finance

CITIBANK, N.A.

By:	/s/ Joseph Shanahan
	Name:	Joseph Shanahan
	Title:	Vice President

CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK

By:	/s/ Brian Bolotin
	Name:	Brian Bolotin
	Title:	Managing Director

By:	/s/ Elisa Lajonchere
	Name:	Elisa Lajonchere
	Title:	Managing Director

CREDIT SUISSE AG CAYMAN ISLANDS BRANCH

By:	/s/ Vipul Dhadda
	Name:	Vipul Dhadda
	Title:	Authorized Signatory

By:	/s/ D. Andrew Maletta
	Name:	D. Andrew Maletta
	Title:	Authorized Signatory

DEUTSCHE BANK AG NEW YORK BRANCH

By:	/s/ Michael Shannon
	Name:	Michael Shannon
	Title:	Vice President

By:	/s/ Benjamin Souh
	Name:	Benjamin Souh
	Title:	Vice President

GOLDMAN SACHS BANK USA

By:	/s/ Jerry Li
	Name:	Jerry Li
	Title:	Authorized Signatory

MORGAN STANLEY BANK, N.A.

By:	/s/ Emanual Ma
	Name:	Emanual Ma
	Title:	Authorized Signatory

EXHIBIT A

[Attached]

AMENDMENT NO. 2 TO PRIORITY LIEN SLOT AND GATE SECURITY AGREEMENT

THIS AMENDMENT NO. 2 TO PRIORITY LIEN SLOT AND GATE SECURITY AGREEMENT, dated as of May 24, 2016 (this “Amendment”), is entered into by and between United Airlines, Inc. (formerly known as Continental Airlines, Inc. and as successor to United Air Lines, Inc.), a Delaware corporation (“United”), and JPMorgan Chase Bank, N.A., as Administrative Agent (the “Administrative Agent”) under the Credit Agreement (as defined below). Unless otherwise indicated, all capitalized terms used herein and not otherwise defined shall have the respective meanings provided such terms in or pursuant to the Security Agreement referred to below.

WHEREAS, United and the Administrative Agent are parties to that certain Credit and Guaranty Agreement, dated as of March 27, 2013 (as amended, modified and supplemented and in effect on the date hereof, the “Credit Agreement”), by and among United, United Continental Holdings, Inc. and its other subsidiaries party thereto, as guarantors, the Lenders party thereto, and the Administrative Agent;

WHEREAS, United and Administrative Agent are parties to a Priority Lien Slot and Gate Security Agreement, dated as of March 27, 2013 (as amended, modified and supplemented and in effect on the date hereof, the “Security Agreement”), pursuant to which United has granted to the Administrative Agent a security interest in the Collateral to secure the Obligations; and

WHEREAS, United has requested to amend certain terms of the Security Agreement as hereinafter set forth.

NOW, THEREFORE, in consideration of the premises and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1. Amendments to the Security Agreement.

(a)	Schedule II to the Security Agreement is hereby deleted in its entirety.

(b)	Section 4(a)(vi) of the Security Agreement is hereby amended and restated in its entirety to read as follows:

“Set forth on Schedule I is a true, correct and complete list of the Grantors’ FAA Slots at LaGuardia Airport and Ronald Reagan Washington National Airport that are included in the Collateral as Pledged Slots as of the Closing Date. The Grantors collectively hold the Pledged Slots pursuant to authority granted by the applicable Governmental Authorities, and there exists no material violation of the terms, conditions or limitations of any rule, regulation or order of the applicable Governmental Authorities regarding such Pledged Slots or any provisions of law applicable to such Pledged Slots that gives any applicable Governmental Authority the right to terminate, cancel, withdraw or modify the rights of the Grantors in any such Pledged Slots.”

(c) Section 6(iv)(a) of the Security Agreement is hereby deleted in its entirety and replaced with the words “[Intentionally Omitted]”.

(d) The definitions of “Pledged Historical Rights” and “Pledged Slots” contained in Section 15 of the Security Agreement are each hereby amended by deleting the words “Newark Liberty International Airport,”.

Section 2. Construction. All references in the Security Agreement to the “Agreement”, and in the other Loan Documents to the “Slot and Gate Security Agreement”, shall be deemed to refer to the Security Agreement as amended by this Amendment, and the parties hereto confirm their respective obligations under the Security Agreement. Except as otherwise specified in this Amendment, the Security Agreement is hereby ratified by the parties hereto and shall remain in all respects unchanged and in full force and effect.

Section 3. Governing Law. This Amendment shall be construed in accordance with and governed by the law of the State of New York.

Section 4. Counterparts. This Amendment may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

[Remainder of this page is blank.]

2

IN WITNESS WHEREOF, the undersigned has caused this Amendment to be duly executed by one of its officers thereunto duly authorized, as of the date and year first above written.

UNITED AIRLINES, INC.,

By
Name:
Title:

JPMORGAN CHASE BANK, N.A.,

By
Name:
Title:

EXHIBIT B

[Attached]

PARTIAL COLLATERAL RELEASE REQUEST

This Partial Collateral Release Request (this “Release”) is delivered as of May 24, 2016 by UNITED AIRLINES, INC., (“Borrower”) to JPMORGAN CHASE BANK, N.A., as administrative agent (in such capacity, the “Administrative Agent”) for the Secured Parties under the Loan Agreement and the Security Agreement, as those terms are hereinafter defined.

1. Reference is made to (i) that certain Credit and Guaranty Agreement, dated as of March 27, 2013, by and among Borrower, United Continental Holdings, Inc. and its other subsidiaries party thereto as guarantors, the several lenders from time to time party thereto (the “Lenders”) and the Administrative Agent (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”) and (ii) the Priority Lien Slot and Gate Security Agreement, dated as of March 27, 2013, among Borrower, the other grantors from time to time party thereto and the Administrative Agent (as amended, restated, supplemented or otherwise modified from time to time, the “Security Agreement”). Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Loan Agreement.

2. Pursuant to Section 14(c)(ii) and Section 14(d) of the Security Agreement, the undersigned Borrower does hereby request that the Administrative Agent release the Lien held by the Administrative Agent for the benefit of the Secured Parties against the Collateral described on Schedule I hereto (collectively, the “Released Collateral”). Borrower hereby represents and warrants to the Administrative Agent that (a) the release of the Released Collateral is permitted under Section 6.09(c) of the Loan Agreement, (b) no Event of Default has occurred and is continuing and (c) the Collateral Coverage Ratio is not less than 1.67 to 1.0 after giving effect to such release. Set forth on Schedule II attached hereto is a calculation demonstrating compliance by the Borrower with clause (c) of the preceding sentence.

3. The Administrative Agent by its signature hereto (i) agrees that the Lien and security interest held by the Administrative Agent for the benefit of the Secured Parties with respect to the Released Collateral is hereby released, that the Released Collateral is hereafter free and clear of any security interest granted pursuant to the Security Agreement or any other Loan Document and that the Released Collateral no longer constitutes Collateral under the Security Agreement, (ii) reassigns all right, title and interest of the Administrative Agent in the Released Collateral to Borrower, (iii) hereby authorizes the Borrower to file the UCC-3 financing statement amendments attached hereto as Exhibit I and (iv) agrees to execute and deliver or file such documents and to perform such other actions as Borrower may reasonably request to release or evidence the release of such Lien and security interest.

4. This Release and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York.

IN WITNESS WHEREOF, the parties have caused this Partial Collateral Release Request to be executed and delivered by their respective officers thereunto duly authorized, as of the date first above written.

UNITED AIRLINES, INC.,
as Borrower

By:
Name:
Title:

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent

By:
Name:
Title:

SCHEDULE I

All of the right, title and interest of Borrower in, to and under all Pledged Slots at Newark Liberty International Airport, together with (i) all Pledged Historical Rights and Pledged Gate Leaseholds relating thereto and (ii) all of the right, title and interest of Borrower in, to and under all Proceeds (as defined in the Slot and Gate Security Agreement) of any and all of the foregoing Collateral (including, without limitation, all Proceeds (of any kind) received or to be received by Borrower upon the transfer or other such disposition of such Collateral notwithstanding whether the pledge and grant of the security interest in such Collateral is legally effective under applicable law).

SCHEDULE II

Calculation Showing Compliance with Collateral Coverage Ratio

[See Attached]

EXHIBIT I

[See Attached]

SCHEDULE I

All of the right, title and interest of the Borrower in, to and under all Pledged Slots at Newark Liberty International Airport, together with (i) all Pledged Historical Rights and Pledged Gate Leaseholds relating thereto and (ii) all of the right, title and interest of Borrower in, to and under all Proceeds (as defined in the Slot and Gate Security Agreement) of any and all of the foregoing Collateral (including, without limitation, all Proceeds (of any kind) received or to be received by Borrower upon the transfer or other such disposition of such Collateral notwithstanding whether the pledge and grant of the security interest in such Collateral is legally effective under applicable law).